Exhibit 99.1

NEWS RELEASE

Alliance Imaging

R. Brian Hanson

Executive Vice President

Chief Financial Officer

(714) 688-7100

www.allianceimaging.com

ALLIANCE IMAGING

REPORTS RESULTS FOR THE

THIRD QUARTER AND FIRST NINE MONTHS ENDED

SEPTEMBER 30, 2004

ANAHEIM, CA—November 1, 2004–Alliance Imaging, Inc. (NYSE:AIQ), a leading national provider of diagnostic imaging services, announced results for the third quarter and first nine months ended September 30, 2004.

Revenue increased 3.9% to $109.8 million for the third quarter ended September 30, 2004 from $105.7 million in the third quarter of 2003, an increase of $4.1 million.  For the first nine months of 2004, revenue increased 3.6% to $324.9 million from $313.7 million in the same period of the preceding year, an $11.2 million increase.

Alliance’s earnings before interest, taxes, depreciation, and amortization, adjusted for non-cash stock-based compensation expenses (in the third quarters of 2004 and 2003), employment agreement costs (in the third quarters of 2004 and 2003), severance and related costs (in the third quarters of 2004 and 2003), and non-cash asset impairment charges (in the third quarter of 2003) (“Adjusted EBITDA”), increased 0.7% to $44.1 million in the third quarter of 2004 from $43.8 million in the third quarter of 2003, an increase of $0.3 million.

Paul S. Viviano, Chairman of the Board and Chief Executive Officer stated, “Alliance is pleased with the operating results achieved in the third quarter.  We continue to work diligently at stabilizing our core-service MRI business resulting in an increase in scan-based MRI revenues from the second quarter to the third quarter of 2004.  Positron emission tomography (“PET”) continues to demonstrate strong growth, with PET revenue for the first nine months of 2004 increasing 42% over 2003 levels.  The Company’s fixed-site imaging center initiative continues to make significant progress, with two fixed-site centers opening in the third quarter of 2004 and eight fixed-site centers beginning operation in the first nine months of 2004.  In total, Alliance operates 49 MRI fixed-site centers as of September 30, 2004, the majority of which are in partnership with hospitals and health systems.”

The company is raising the low end of its 2004 full year guidance ranges.  The most recent guidance was for revenue to range from $424 million to $432 million and for Adjusted EBITDA to range from $164 million to $168 million.  The new guidance range is for revenue to range from $428 million to $432 million and for Adjusted EBITDA to range from $166 million to $168 million.

In the third quarter of 2004, Alliance recorded $0.6 million in severance and related costs principally due to the Company’s consolidation from 10 geographical regions to six geographical regions and further consolidation of its billing and patient scheduling functions.  These costs were excluded from the calculation of Adjusted EBITDA in both the third quarter and first nine months of 2004.

For the first nine months of 2004, Adjusted EBITDA, adjusted for non-cash stock-based compensation expenses (in the first nine months of 2004 and 2003), employment agreement costs (in the first nine months of 2004 and 2003), severance and related costs (in the first nine months of 2004 and 2003), and non-cash asset impairment charges (in the first nine months of 2003) decreased 0.8% to $128.2 million from $129.3 million in the same period of 2003, a decrease of $1.1 million.  For a more detailed discussion of Adjusted EBITDA and reconciliation to net income, see the table entitled “EBITDA and Adjusted EBITDA” included in the tables following this release.

Alliance incurred the following costs that were excluded from the calculation of Adjusted EBITDA.  Non-cash stock-based compensation expenses totaled $0.1 million and $0.4 million in the third quarters of 2004 and 2003, respectively, and $0.3 million and $1.3 million in the first nine months of 2004 and 2003, respectively.  Employment agreement costs totaled $0.3 million and $0.5 million in the third quarters of 2004 and 2003, respectively, and $1.8 million and $2.1 million in the first nine months of 2004 and 2003, respectively.  Severance and related costs totaled $0.6 million and $0.1 million in the third quarters of 2004 and 2003, respectively, and $0.6 million and $1.9 million in the first nine months of 2004 and 2003, respectively.  Non-cash asset impairment charges totaled $73.2 million in the third quarter and first nine months of 2003.

The Company recorded income tax expense of $4.7 million in the third quarter of 2004 compared to an income tax benefit of $11.3 million in the third quarter of 2003.  Income tax expense was $7.2 million in the first nine months of 2004 compared to an income tax benefit of $2.4 million in the first nine months of 2003.  In the first nine months of 2004, Alliance increased net income by recording the reversal of income tax reserves totaling $5.1 million, or $0.10 per diluted share, primarily related to the favorable outcome of examinations of the Company’s 1998 and 1999 federal income tax returns and a favorable outcome of the treatment of an income item in a federal income tax return of one of the Company’s subsidiaries.

Earnings per share on a diluted basis (excluding non-cash stock-based compensation expenses, employment agreement costs, and severance and related costs) were $0.15 per share for the third quarter of 2004 compared to $0.15 per share (excluding non-cash stock-based compensation expenses, non-cash asset impairment charges, employment agreement costs, severance and related costs) for the third quarter of 2003.   Earnings per share on a diluted basis (excluding the items noted above), were $0.41 per share and $0.46 per share for the first nine months of 2004 and 2003, respectively.

Computed in accordance with generally accepted accounting principles, earnings per share on a diluted basis totaled $0.14 for the third quarter of 2004 compared to a net loss per share of $1.06 per share for the third quarter of 2003.  Earnings per share totaled $0.48 for the first nine months of 2004 compared to a net loss per share of $0.80 per share for the first nine months of 2003.  For a more detailed discussion and computation of earnings per share, see the table entitled “Earnings Per Share” included in the tables following this release.

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At September 30, 2004, the Company’s net debt to last twelve months Adjusted EBITDA was 3.0x.  Cash flow provided by operating activities was $107.1 million and $96.5 million in the first nine months of 2004 and 2003, respectively.  Capital expenditures were $25.1 million in the third quarter of 2004 compared to $19.1 million in the third quarter of 2003.  Capital expenditures totaled $69.0 million and $69.6 million for the first nine months of 2004 and 2003, respectively.

Alliance Imaging is a leading national provider of diagnostic imaging services.  Alliance provides imaging services primarily to hospitals and other healthcare providers on a shared and full-time service basis, in addition to operating a growing number of fixed-site imaging centers.  The Company had 481 diagnostic imaging systems, including 362 MRI systems and 53 PET or PET/CT systems, and 1,342 clients in 43 states at September 30, 2004.

Investors and all others are invited to listen to a conference call discussing third quarter 2004 results.  The conference call is scheduled for November 2, 2004 at 1:00 p.m. Eastern Time.  The call will be broadcast live on the Internet and can be accessed by visiting the Company’s website at www.allianceimaging.com.  Click on Audio Presentations in the Investor Relations section of the website to access the link. The conference call can also be accessed at (888) 689-9529 (United States) or (706) 645-0319 (International).  Interested parties should call at least five minutes prior to the conference call to register.  A replay of the call can be accessed until February 2, 2005 by visiting the Company’s website or by calling

(800) 642-1687 (United States) or (706) 645-9291 (International).  The conference call identification number is 1609496.

This press release contains forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  These statements involve risks and uncertainties that could cause actual results to differ materially from those projected.  For a complete list of risks and uncertainties, please refer to the Risk Factor section of the Company’s Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

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ALLIANCE IMAGING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND OTHER COMPREHENSIVE INCOME

(Unaudited)

(in thousands, except per share amounts)

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2003	2004	2003	2004

Revenues	$105,660	$109,760	$313,728	$324,887

Costs and expenses:
Operating expenses, excluding depreciation	49,742	54,832	147,913	162,640
Selling, general and administrative expenses	11,900	10,336	35,098	32,033
Minority interest expense	251	524	1,384	1,956
Employment agreement costs	471	275	2,125	1,790
Severance and related costs	139	627	1,855	627
Non-cash stock-based compensation	418	63	1,254	259
Impairment charges	73,225	—	73,225	—
Depreciation expense	19,955	19,832	56,559	60,466
Amortization expense	676	885	2,029	2,640
Interest expense, net of interest income	10,851	11,192	33,074	32,620
Other (income) and expense, net	—	(473)	(243)	(600)
Total costs and expenses	167,628	98,093	354,273	294,431

Income (loss) before income taxes	(61,968)	11,667	(40,545)	30,456
Income tax expense (benefit)	(11,292)	4,701	(2,402)	7,227
Net income (loss)	$(50,676)	$6,966	$(38,143)	$23,229

Other comprehensive income (loss), net of income taxes:
Net income	$(50,676)	$6,966	$(38,143)	$23,229
Unrealized loss on hedging transactions	—	(601)	—	(724)
Other comprehensive income (loss), net of income taxes	$(50,676)	$6,365	$(38,143)	$22,505

Earnings (loss) per common share:
Basic	$(1.06)	$0.14	$(0.80)	$0.48
Diluted (see table on following page)	$(1.06)	$0.14	$(0.80)	$0.48

Weighted average number of shares of common stock and common stock equivalents:
Basic	47,929	48,344	47,835	48,169
Diluted	47,929	48,943	47,835	48,562

ALLIANCE IMAGING, INC.

EBITDA AND ADJUSTED EBITDA

(in thousands)

EBITDA represents earnings before interest expense, net, other income, income taxes, depreciation and amortization expense.  Adjusted EBITDA represents EBITDA adjusted for employment agreement costs, severance and related costs, impairment charges, and non-cash stock-based compensation expenses.  EBITDA and Adjusted EBITDA are not presentations made in accordance with accounting principles generally accepted in the United States of America.  EBITDA and Adjusted EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of profitability or liquidity.  EBITDA and Adjusted EBITDA are included to provide additional information with respect to a measure that certain investment analysts use as a benchmark for measuring our operating performance, our ability to satisfy our debt service, capital expenditure and working capital requirements, and because certain covenants in our debt service instruments are based on similar measures.  While EBITDA and Adjusted EBITDA are used as measures of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.  The calculations of EBITDA and Adjusted EBITDA are shown below:

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2003	2004	2003	2004

Net income (loss)	$(50,676)	$6,966	$(38,143)	$23,229
Depreciation expense	19,955	19,832	56,559	60,466
Amortization expense	676	885	2,029	2,640
Interest expense, net	10,851	11,192	33,074	32,620
Other (income) and expense, net	—	(473)	(243)	(600)
Income tax expense (benefit)	(11,292)	4,701	(2,402)	7,227
EBITDA	(30,486)	43,103	50,874	125,582
Severance and related costs	139	627	1,855	627
Employment agreement costs	471	275	2,125	1,790
Impairment charges	73,225	—	73,225	—
Non-cash stock-based compensation expense	418	63	1,254	259
Adjusted EBITDA	$43,767	$44,068	$129,333	$128,258

Revenue	$105,660	$109,760	$313,728	$324,887

EBITDA margin	-28.9%	39.3%	16.2%	38.7%
Adjusted EBITDA margin	41.4%	40.1%	41.2%	39.5%

ALLIANCE IMAGING, INC.

EARNINGS PER SHARE

(in thousands, except per share amounts)

Earnings (loss) per share represents net income (loss) divided by the weighted average number of shares of common stock and, in the case of periods that the Company had net income, common stock equivalents outstanding during the quarter.  Earnings (loss) per share, excluding employment agreement costs, severance and related costs, impairment charges (in the third quarter and nine months ended September 30, 2003), and non-cash stock-based compensation expenses represent the add back of the above noted items, net of tax, divided by the weighted average number of shares of common stock and, in the case of periods that the Company had net income, common stock equivalents outstanding during the quarter.  Earnings (loss) per share, excluding employment agreement costs, severance and related costs, impairment charges, and non-cash stock-based compensation expenses are not a presentation made in accordance with accounting principles generally accepted in the United States of America.  Earnings (loss) per share, excluding employment agreement costs, severance and related costs, impairment charges, and non-cash stock-based compensation expenses should not be considered in isolation or as a substitute for earnings (loss) per share, net income, and other income statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability.  Earnings (loss) per share, excluding employment agreement costs, severance and related costs, impairment charges, and non-cash stock-based compensation expenses is included to provide additional information with respect to a measure that certain investment analysts use as a benchmark for our operating performance and because certain covenants in our debt service instruments are based on similar measures.  While earnings (loss) per share, excluding employment agreement costs, severance and related costs, impairment charges, and non-cash stock-based compensation expenses is used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.  The calculations of earnings (loss) per share and earnings (loss) per share, excluding employment agreement costs, severance and related costs, impairment charges, and non-cash stock-based compensation expenses are shown below:

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2003	2004	2003	2004

Net income (loss), as reported	$(50,676)	$6,966	$(38,143)	$23,229
Less adjustment to net income, as reported, to effective income tax rate of 40.5% in 2004	—	—	—	(5,099)
Add employment agreement costs	471	275	2,125	1,790
Less income tax effect of employment agreement costs	(195)	(111)	(882)	(724)
Add severance and related costs	139	627	1,855	627
Less income tax effect of severance and related costs	(58)	(253)	(770)	(254)
Add impairment charges	73,225	—	73,225	—
Less income tax effect of impairment charges	(15,964)	—	(15,964)	—
Add non-cash stock-based compensation expenses	418	63	1,254	259
Less income tax effect of non-cash stock based compensation expenses	(173)	(25)	(520)	(105)
	57,863	576	60,323	(3,506)
Income before employment agreement costs, severance and related costs, impairment charges, and non-cash stock-based compensation expenses	$7,187	$7,542	$22,180	$19,723

Earnings (loss) per share - diluted
As reported	$(1.06)	$0.14	$(0.80)	$0.48
Excluding employment agreement costs, severance and related costs, impairment charges, and non-cash stock-based compensation expenses	$0.15	$0.15	$0.46	$0.41

Weighted average number of shares outstanding:
Diluted (in periods reported with a loss)	47,929		47,835
Diluted (in periods reported with income)	48,264	48,943	48,443	48,562

ALLIANCE IMAGING, INC.

SELECTED CONDENSED

CONSOLIDATED BALANCE SHEET INFORMATION

(in thousands)

	December 31,	September 30,
	2003	2004

Cash and cash equivalents	$20,931	$44,772
Accounts receivable, net	45,276	48,078
Total current assets	87,683	115,705
Equipment, net	352,631	357,545
Total assets	628,176	654,089
Total current liabilities	67,625	79,217
Long-term debt, including current maturities	581,247	554,411
Total stockholders’ deficit	(70,798)	(45,153)

ALLIANCE IMAGING, INC.

SELECTED STATISTICAL INFORMATION

	Third Quarter Ended
	September 30,
	2003	2004

MRI scan-based
Average number of scan-based systems	308.1	291.7
Scans per system per day	9.54	9.73
Total number of MRI scans	211,090	204,318
Price per scan	$357.62	$360.26

PET or PET/CT systems
Number of owned systems at quarter end	38	53
Total number of systems (including unconsolidated joint ventures) at quarter end	41	57

Revenue breakdown (in millions)
Total scan-based MRI revenue	$75.5	$73.6
PET revenue	15.1	20.2
Non-scan based MRI and other modalities	15.1	16.0
Total revenues	$105.7	$109.8